Exhibit 99.1
TRANSFORMA ACQUISITION GROUP INC. TO SEEK STOCKHOLDER APPROVAL
TO LIQUIDATE AND DISSOLVE
NEW YORK, NY – November 21, 2008 – Transforma Acquisition Group Inc. (NYSE Alternext US: TAQ, TAQ.U, TAQ.WS) (“Transforma”) announced today that its board of directors has determined that the company will not consummate a business combination by its December 26, 2008 deadline under its charter to do so, and that it is advisable that the corporation be dissolved. As a result, Transforma intends to convene a special meeting of its stockholders on December 22, 2008 to vote on a plan of liquidation and dissolution of the company. The record date for the special meeting is December 1, 2008.
As a result, the company intends to promptly begin the process of dissolution and liquidating its trust account in accordance with its charter and applicable Delaware law. The company expects that the amounts held in its trust account, together with the interest thereon (net of applicable taxes) will be returned to stockholders who bought the company’s stock. No payments will be made in respect of the company’s outstanding warrants or to any of the company’s initial stockholders with respect to any shares owned by them prior to the company’s initial public offering in December 2006.
The company intends to file a preliminary proxy statement with the SEC regarding the proposed liquidation and dissolution of the Company. THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND THE DEFINITIVE PROXY STATEMENT WHEN THEY BECOME AVAILABLE. THE PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The company’s stockholders and investors may obtain free copies of the proxy statement (when available) and other documents filed by the company through the Web site maintained by the SEC at www.sec.gov.
Before making any voting decisions with respect to the proposed liquidation or any of the other matters with respect to which the company’s stockholders will be asked to vote pursuant to the proxy statement, the company’s stockholders are urged to read the definitive proxy statement and other documents filed by the company when they become available.
The company, its directors and named executive officers may be deemed to be participants in the solicitation of the company’s security holders in connection with the proposed liquidation and other matters with respect to which the company’s stockholders will be asked to vote pursuant to the proxy statement. Information regarding the names, affiliations and interests of such individuals will be set forth in the company’s preliminary proxy statement when it is filed with the SEC, as such information may be supplemented by the company’s definitive proxy statement when it is filed with the SEC, and in the company’s annual report on Form 10-K for the year ended December 31, 2007.
Investor Contact:
Devlin Lander
ICR
415-292-6855